Exhibit 99

VIACOM REPORTS DOUBLE-DIGIT REVENUE AND EARNINGS GROWTH

FOR THIRD QUARTER 2013

—	Revenues Up 14%; Adjusted Net Earnings Up 24%; Adjusted Diluted EPS Increased 33%

—	Domestic Affiliate Revenues Up 28%; Domestic Advertising Revenues Rose 6%

—	Company Doubles Stock Repurchase Program to $20 Billion

Fiscal Year 2013 Results

	Quarter Ended June 30,		B/(W)	Nine Months Ended June 30,		B/(W)
(in millions, except per share amounts)	2013	2012	2013 vs. 2012	2013	2012	2013 vs. 2012

Revenues	$3,693	$3,241	14%	$10,142	$10,524	(4)%
Operating income	1,085	903	20	2,729	2,851	(4)
Net earnings from continuing operations attributable to Viacom	647	523	24	1,601	1,702	(6)
Adjusted net earnings from continuing operations attributable to Viacom*	635	512	24	1,577	1,638	(4)
Diluted EPS from continuing operations	1.32	0.99	33	3.20	3.13	2
Adjusted diluted EPS from continuing operations*	$1.29	$0.97	33%	$3.15	$3.01	5%

* Adjusted measures referenced in this release are detailed in the Supplemental Disclosures at the end of this release.

New York, N.Y., August 2, 2013 – Viacom Inc. (NASDAQ: VIAB, VIA) today reported financial results for the fiscal third quarter, which ended June 30, 2013. Revenues increased 14% to $3.69 billion, reflecting higher revenues in both the Media Networks and Filmed Entertainment segments. Operating income rose 20% to $1.09 billion, as higher Media Networks affiliate fees and advertising revenues more than offset the impact of increased Filmed Entertainment distribution costs for two tentpole releases in the quarter. Adjusted net earnings from continuing operations attributable to Viacom increased 24% to $635 million, and adjusted diluted earnings per share from continuing operations were up 33% to $1.29 per diluted share.

Viacom also announced today that the Board of Directors approved a significant expansion of the Class B stock repurchase program to $20 billion, from $10 billion. Under this expansion, the company anticipates continuing its ongoing quarterly pace of share repurchases. In addition, over the next several months the company will augment its overall buyback pace with purchases of an additional $2.0 billion of shares under the $20 billion program.

Sumner M. Redstone, Executive Chairman of Viacom, said, “Viacom’s strong results in the quarter once again demonstrated the value of our world-leading brands, global reach and devoted audiences. With an improving economy, Viacom is poised for continued success.”

Philippe Dauman, President and Chief Executive Officer of Viacom, said, “Viacom’s aggressive investment in content, outstanding operational execution and fiscal discipline helped deliver a strong quarter with double-digit revenue and profit growth. Domestic advertising revenue gains continued to accelerate at our Media Networks, as new, original programming drives improving ratings momentum. Viacom is also expanding partnerships with traditional cable operators and new digital distributors to deliver solid affiliate revenue gains. In a crowded summer season, Paramount’s tentpoles – Star Trek Into Darkness and World War Z – achieved critical and box office success, and the studio has a promising slate remaining through calendar 2013 and beyond.

“The significant expansion of Viacom’s stock repurchase program highlights the confidence we have in our business and the value of Viacom’s stock. We will continue to focus on maintaining a strong and flexible balance sheet, which supports robust investments in our brands and franchises as well as substantial capital return to shareholders.”

Revenues

	Quarter Ended June 30,		B/(W)	Nine Months Ended June 30,		B/(W)
(in millions)	2013	2012	2013 vs. 2012	2013	2012	2013 vs. 2012

Media Networks	$2,569	$2,266	13%	$7,196	$6,904	4%
Filmed Entertainment	1,158	1,006	15	3,074	3,733	(18)
Eliminations	(34)	(31)	NM	(128)	(113)	NM

Total revenues	$3,693	$3,241	14%	$10,142	$10,524	(4)%

NM - Not Meaningful

Quarterly revenues increased 14% over the prior year, to $3.69 billion. Media Networks revenues rose 13% to $2.57 billion, driven by increases in affiliate fees and advertising revenues. Affiliate revenues grew 28% domestically and rose 26% worldwide, due to the benefit of digital distribution arrangements and rate increases. Excluding the impact of digital distribution arrangements, which are affected by the timing of available programming, the domestic affiliate revenue growth rate was in the high single digits. Domestic advertising revenues rose 6%, due in part to increased ratings, and worldwide advertising revenues rose 5%.

Filmed Entertainment revenues rose 15% to $1.16 billion. Worldwide theatrical revenues were $464 million, an increase of 64% from the prior year, reflecting substantial carryover revenues from releases in the March 2013 quarter, as well as stronger results from current quarter releases Star Trek Into Darkness, World War Z, and Pain and Gain, compared to titles released in the June 2012 quarter. Worldwide home entertainment revenues declined 10%, largely due to lower carryover revenues.

Operating Income (Loss)

	Quarter Ended June 30,		B/(W)	Nine Months Ended June 30,		B/(W)
(in millions)	2013	2012	2013 vs. 2012	2013	2012	2013 vs. 2012

Media Networks	$1,158	$934	24%	$3,061	$2,956	4%
Filmed Entertainment	17	46	(63)	(57)	130	NM
Corporate expenses	(54)	(43)	(26)	(171)	(144)	(19)
Equity-based compensation	(35)	(35)	-	(95)	(92)	(3)
Eliminations	(1)	1	NM	(9)	1	NM

Operating income	$1,085	$903	20%	$2,729	$2,851	(4)%

NM - Not Meaningful

Quarterly operating income increased 20% to $1.09 billion in the quarter, reflecting higher overall revenues partially offset by increased operating expenses, primarily in the Filmed Entertainment segment.

Quarterly adjusted net earnings from continuing operations attributable to Viacom were $635 million, an increase of 24%, principally driven by the increase in operating income. Adjusted diluted earnings per share from continuing operations for the quarter were $1.29, a 33% improvement from the prior year’s comparable quarter.

Stock Repurchase Program

For the quarter ended June 30, 2013, Viacom repurchased 10.5 million shares under its stock repurchase program, for an aggregate purchase price of $700 million. As of June 30, 2013, Viacom had 478 million shares of common stock outstanding. As of August 1, 2013, Viacom had $12.4 billion remaining in its $20 billion stock repurchase program.

Debt

At June 30, 2013, total debt outstanding, including capital lease obligations, was $8.91 billion, compared with $8.15 billion at September 30, 2012. The Company’s cash balances were $1.14 billion at June 30, 2013, an increase from $848 million at September 30, 2012.

About Viacom

Viacom is home to the world’s premier entertainment brands that connect with audiences through compelling content across television, motion picture, online and mobile platforms in over 160 countries and territories. With media networks reaching approximately 700 million global subscribers, Viacom’s leading brands include MTV, VH1, CMT, Logo, BET, CENTRIC, Nickelodeon, Nick Jr., TeenNick, Nicktoons, Nick at Nite, COMEDY CENTRAL, TV Land, SPIKE, Tr3s, Paramount Channel and VIVA. Paramount Pictures, America’s oldest film studio and creator of many of the most beloved motion pictures, continues today as a major global producer and distributor of filmed entertainment. Viacom operates a large portfolio of branded digital media experiences, including many of the world’s most popular properties for entertainment, community and casual online gaming.

For more information about Viacom and its businesses, visit www.viacom.com. Viacom may also use social media channels to communicate with its investors and the public about the company, its brands and other matters, and those communications could be deemed to be material information. Investors and others are encouraged to review posts on Viacom’s company blog (blog.viacom.com), Twitter feed (www.twitter.com/viacom) and Facebook page (http://www.facebook.com/viacom).

Cautionary Statement Concerning Forward-Looking Statements

This news release contains both historical and forward-looking statements. All statements that are not statements of historical fact are, or may be deemed to be, forward-looking statements. Forward-looking statements reflect the Company’s current expectations concerning future results, objectives, plans and goals, and involve known and unknown risks, uncertainties and other factors that are difficult to predict and which may cause future results, performance or achievements to differ. These risks, uncertainties and other factors include, among others: the public acceptance of the Company’s programs, motion pictures and other entertainment content on the various platforms on which they are distributed; technological developments and their effect in the Company’s markets and on consumer behavior; competition for audiences and distribution; the impact of piracy; economic conditions generally, and in advertising and retail markets in particular; fluctuations in the Company’s results due to the timing, mix and availability of the Company’s motion pictures and other programming; changes in the Federal communications laws and regulations; other domestic and global economic, business, competitive and/or regulatory factors affecting the Company’s businesses generally; and other factors described in the Company’s news releases and filings with the Securities and Exchange Commission, including but not limited to its 2012 Annual Report on Form 10-K and reports on Form 10-Q and Form 8-K. The forward-looking statements included in this document are made only as of the date of this document, and the Company does not have any obligation to publicly update any forward-looking statements to reflect subsequent events or circumstances. If applicable, reconciliations for any non-GAAP financial information contained in this news release are included in this news release or available on the Company’s website at http://www.viacom.com.

Contacts
Press:	Investors:
Jeremy Zweig	James Bombassei
Vice President, Corporate Communications	Senior Vice President, Investor Relations
(212) 846-7503	(212) 258-6377
jeremy.zweig@viacom.com	james.bombassei@viacom.com

Mark Jafar	Pamela Yi
Vice President, Corporate Communications	Director, Investor Relations
(212) 846-8961	(212) 846-7581
mark.jafar@viacom.com	pamela.yi@viacom.com

VIACOM INC.

CONSOLIDATED STATEMENTS OF EARNINGS

(Unaudited)

	Quarter Ended June 30,		Nine Months Ended June 30,
(in millions, except per share amounts)	2013	2012	2013	2012

Revenues	$3,693	$3,241	$10,142	$10,524
Expenses:
Operating	1,845	1,599	5,147	5,429
Selling, general and administrative	705	682	2,091	2,066
Depreciation and amortization	58	57	175	178

Total expenses	2,608	2,338	7,413	7,673

Operating income	1,085	903	2,729	2,851
Interest expense, net	(114)	(104)	(334)	(312)
Equity in net earnings of investee companies	6	10	46	25
Loss on extinguishment of debt	-	-	-	(21)
Other items, net	(2)	(7)	(1)	(12)

Earnings from continuing operations before provision for income taxes	975	802	2,440	2,531

Provision for income taxes	(309)	(266)	(803)	(795)

Net earnings from continuing operations	666	536	1,637	1,736
Discontinued operations, net of tax	(4)	11	(10)	(371)

Net earnings (Viacom and noncontrolling interests)	662	547	1,627	1,365

Net earnings attributable to noncontrolling interests	(19)	(13)	(36)	(34)

Net earnings attributable to Viacom	$643	$534	$1,591	$1,331

Amounts attributable to Viacom:
Net earnings from continuing operations	$647	$523	$1,601	$1,702
Discontinued operations, net of tax	(4)	11	(10)	(371)

Net earnings attributable to Viacom	$643	$534	$1,591	$1,331

Basic earnings per share attributable to Viacom:
Continuing operations	$1.34	$1.00	$3.25	$3.17
Discontinued operations	(0.01)	0.02	(0.02)	(0.69)

Net earnings	$1.33	$1.02	$3.23	$2.48

Diluted earnings per share attributable to Viacom:
Continuing operations	$1.32	$0.99	$3.20	$3.13
Discontinued operations	(0.01)	0.02	(0.02)	(0.68)

Net earnings	$1.31	$1.01	$3.18	$2.45

Weighted average number of common shares outstanding:
Basic	482.6	523.7	492.1	537.3
Diluted	491.9	530.4	500.5	544.1

Dividends declared per share of Class A and Class B common stock	$0.30	$0.275	$0.85	$0.775

VIACOM INC.

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	June 30, 2013	September 30, 2012
(in millions, except par value)

ASSETS
Current assets:
Cash and cash equivalents	$1,144	$848
Receivables, net	2,904	2,533
Inventory, net	794	832
Deferred tax assets, net	46	68
Prepaid and other assets	520	572

Total current assets	5,408	4,853
Property and equipment, net	1,013	1,068
Inventory, net	3,921	4,205
Goodwill	11,061	11,045
Intangibles, net	293	328
Other assets	768	751

Total assets	$22,464	$22,250

LIABILITIES AND EQUITY

Current liabilities:
Accounts payable	$229	$255
Accrued expenses	951	943
Participants’ share and residuals	1,047	989
Program rights obligations	554	569
Deferred revenue	241	230
Current portion of debt	20	18
Other liabilities	727	826

Total current liabilities	3,769	3,830

Noncurrent portion of debt	8,893	8,131
Participants’ share and residuals	423	533
Program rights obligations	476	642
Deferred tax liabilities, net	502	5
Other liabilities	1,416	1,491
Redeemable noncontrolling interest	173	179

Commitments and contingencies

Viacom stockholders’ equity:
Class A Common stock, par value $0.001, 375.0 authorized; 51.1 and 51.1 outstanding, respectively	-	-
Class B Common stock, par value $0.001, 5,000.0 authorized; 427.1 and 455.9 outstanding, respectively	-	1
Additional paid-in capital	9,229	8,916
Treasury stock, 302.6 and 267.1 common shares held in treasury, respectively	(13,125)	(11,025)
Retained earnings	10,986	9,820
Accumulated other comprehensive loss	(276)	(264)

Total Viacom stockholders’ equity	6,814	7,448

Noncontrolling interests	(2)	(9)

Total equity	6,812	7,439

Total liabilities and equity	$22,464	$22,250

SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION

The following tables reconcile our results for the quarter and nine months ended June 30, 2013 and 2012 to adjusted results that exclude the impact of certain items identified as affecting comparability (“Factors Affecting Comparability”), including the extinguishment of debt and discrete tax benefits. We use consolidated adjusted operating income, adjusted net earnings from continuing operations attributable to Viacom and adjusted diluted earnings per share (“EPS”) from continuing operations, as applicable, among other measures, to evaluate our actual operating performance and for planning and forecasting of future periods. We believe that the adjusted results provide relevant and useful information for investors because they clarify our actual operating performance, make it easier to compare Viacom’s results with those of other companies and allow investors to review performance in the same way as our management. Since these are not measures of performance calculated in accordance with accounting principles generally accepted in the United States of America (“GAAP”), they should not be considered in isolation of, or as a substitute for, operating income, net earnings from continuing operations attributable to Viacom and diluted EPS as indicators of operating performance, and they may not be comparable to similarly titled measures employed by other companies.

(in millions, except per share amounts)

	Quarter Ended
	June 30, 2013
	Operating Income	Pre-tax Earnings from Continuing Operations	Net Earnings from Continuing Operations Attributable to Viacom	Diluted EPS from Continuing Operations

Reported results	$1,085	$975	$647	$1.32
Factors Affecting Comparability:
Discrete tax benefits(1)	-	-	(12)	(0.03)

Adjusted results	$1,085	$975	$635	$1.29

	Nine Months Ended
	June 30, 2013
	Operating Income	Pre-tax Earnings from Continuing Operations	Net Earnings from Continuing Operations Attributable to Viacom	Diluted EPS from Continuing Operations

Reported results	$2,729	$2,440	$1,601	$3.20
Factors Affecting Comparability:
Discrete tax benefits(1)	-	-	(24)	(0.05)

Adjusted results	$2,729	$2,440	$1,577	$3.15

	Quarter Ended
	June 30, 2012
	Operating Income	Pre-tax Earnings from Continuing Operations	Net Earnings from Continuing Operations Attributable to Viacom	Diluted EPS from Continuing Operations

Reported results	$903	$802	$523	$0.99
Factors Affecting Comparability:
Discrete tax benefits(1)	-	-	(11)	(0.02)

Adjusted results	$903	$802	$512	$0.97

	Nine Months Ended
	June 30, 2012
	Operating Income	Pre-tax Earnings from Continuing Operations	Net Earnings from Continuing Operations Attributable to Viacom	Diluted EPS from Continuing Operations

Reported results	$2,851	$2,531	$1,702	$3.13
Factors Affecting Comparability:
Extinguishment of debt(2)	-	21	13	0.02
Discrete tax benefits(1)	-	-	(77)	(0.14)

Adjusted results	$2,851	$2,552	$1,638	$3.01

(1)	Adjusted results for the quarter and nine months ended June 30, 2013 exclude $12 million and $24 million of discrete tax benefits, respectively. The benefits recognized principally reflect the release of tax reserves with respect to certain effectively settled tax positions. Adjusted results for the quarter and nine months ended June 30, 2012 exclude $11 million and $77 million of discrete tax benefits, respectively. The benefits recognized in the quarter principally reflect the release of tax reserves with respect to certain effectively settled tax positions. The benefits recognized earlier in fiscal 2012 related to certain operating and capital loss carryforwards.
(2)	Adjusted results for the nine months ended June 30, 2012 exclude a pre-tax debt extinguishment loss of $21 million on the redemption of all $750 million of our outstanding 6.850% Senior Notes due 2055. The tax impact has been calculated using the rate applicable to this adjustment.